EXHIBIT 2

                        MEMORANDUM TO BOARD OF DIRECTORS

                                  March 5, 1998


Memorandum to the Board of Directors
 of Presidio Capital Corp. ("PCC")


                  The undersigned hereby withdraw their request pursuant to their Memorandum to the Board of Directors of PCC dated August 20, 1997 that Jeffrey H. Aronson and Thomas L. Kempner be appointed as directors of PCC.

                  Very truly yours,

                                          /s/
                                      ----------------------------------
                                          Angelo, Gordon & Co., L.P.



                                          /s/
                                      ----------------------------------
                                           M.H. Davidson & Company